EXHIBIT 99.4

                                                                  EXECUTION COPY











                             JOINT VENTURE AGREEMENT


                                  By and Among


                           AERIAL COMMUNICATIONS, INC.


                           AERIAL OPERATING CO., INC.


                                       and


                             SONERA CORPORATION U.S.




                          Dated as of September 8, 1998







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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I         DEFINITIONS

         Section 1.01  Defined Terms..........................................3
                       -------------
         Section 1.02  Determination of Beneficial Ownership.................14
                       -------------------------------------

ARTICLE II        FORMATION AND PURPOSE

         Section 2.01  Formation and Purpose of Joint Venture................15
                       --------------------------------------
         Section 2.02  Formation of LLCs.....................................15
                       -----------------

ARTICLE III       VENTURE OPPORTUNITIES

         Section 3.01  Exclusivity of Venture; Venture Opportunities.........16
                       ---------------------------------------------
         Section 3.02  Partial Termination of Exclusivity Period.............19
                       -----------------------------------------
         Section 3.03  Termination of Agreement..............................21
                       ------------------------
         Section 3.04  Other Business; Non-Competition.......................23
                       -------------------------------
         Section 3.05  Exempt Aerial Party Markets...........................25
                       ---------------------------
         Section 3.06  C or F Block B-PCS Licenses...........................26
                       ---------------------------

ARTICLE IV        INVESTMENT

         Section 4.01  Initial Investment in LLC.............................27
                       -------------------------
         Section 4.02  Carried Interest......................................29
                       ----------------
         Section 4.03  Additional Initial Investment.........................33
                       -----------------------------
         Section 4.04  Amount of Investment..................................34
                       --------------------
         Section 4.05  Additional Initial Investors..........................35
                       ----------------------------
         Section 4.06  Limitation on Percentage Interest.....................37
                       ---------------------------------


ARTICLE V         TRANSFER OF INTEREST

         Section 5.01  Restrictions on Transfer..............................37
                       ------------------------
         Section 5.02  Right of First Negotiation............................39
                       --------------------------
         Section 5.03  Tag-Along Rights......................................43
                       ----------------
         Section 5.04  Limitation on Non-Transferring Party's Rights.........44
                       ---------------------------------------------

ARTICLE VI        TECHNOLOGY

         Section 6.01  Technological Changes and Advances....................45
                       ----------------------------------


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ARTICLE VII    NAME OF LLC

         Section 7.01  Name of LLC...........................................46
                       -----------

ARTICLE VIII   MANAGEMENT AND OPERATION

         Section 8.01  Board of Managers.....................................46
                       -----------------
         Section 8.02  Unanimous Approval....................................48
                       ------------------
         Section 8.03  Right of First Negotiation............................49
                       --------------------------
         Section 8.04  Management and Operation..............................53
                       ------------------------

ARTICLE IX        DISPUTES

         Section 9.01  General...............................................54
                       -------
         Section 9.02  Negotiation Procedure.................................54
                       ---------------------
         Section 9.03  Unresolved Disputes...................................55
                       -------------------
         Section 9.04  Jurisdiction; Consent to Service of Process...........57
                       -------------------------------------------

ARTICLE X         REPRESENTATIONS AND WARRANTIES

         Section 10.01  Organization and Standing............................59
                        -------------------------
         Section 10.02  Authorization........................................59
                        -------------
         Section 10.03  Litigation...........................................59
                        ----------
         Section 10.04  Absence of Conflict..................................59
                        -------------------
         Section 10.05  Absence of Undisclosed Liabilities...................60
                        ----------------------------------

ARTICLE XI        MISCELLANEOUS

         Section 11.01  Confidentiality......................................60
                        ---------------
         Section 11.02  Notices..............................................62
                        -------
         Section 11.03  Further Assurances...................................63
                        ------------------
         Section 11.04  Amendment............................................64
                        ---------
         Section 11.05  Waiver of Compliance; Consents.......................64
                        ------------------------------
         Section 11.06  Expenses.............................................64
                        --------
         Section 11.07  Entire Agreement.....................................64
                        ----------------
         Section 11.08  Counterparts.........................................65
                        ------------
         Section 11.09  Headings and Captions................................65
                        ---------------------
         Section 11.10  Severability.........................................65
                        ------------
         Section 11.11  Governing Law........................................65
                        -------------
         Section 11.12  Compliance with FCC Rules............................65
                        -------------------------
         Section 11.13  No Claim of Immunity.................................67
                        --------------------

                                     - ii -

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         Section 11.14  Successors and Assigns...............................68
                        ----------------------
         Section 11.15  Equitable Remedies...................................68
                        ------------------
         Section 11.16  Remedies Cumulative..................................68
                        -------------------
         Section 11.17  Limitation on Damages................................69
                        ---------------------


SCHEDULES
---------

           3.05            -- Exempt Aerial Party Markets
           9.02(c)         -- Designated Employees, Representatives and Officers


EXHIBITS
--------

         A        --       Form of Certificate of Formation
         B        --       Form of Limited Liability Company Agreement
         C        --       Form of Trademark License Agreement
         D        --       Form of Management Agreement

                             JOINT VENTURE AGREEMENT


                  This JOINT VENTURE AGREEMENT, dated as of September 8, 1998 (the "Agreement"), is entered into between AERIAL COMMUNICATIONS, INC., a Delaware corporation ("Aerial"), AERIAL OPERATING CO., INC., a Delaware corporation and wholly-owned subsidiary of Aerial ("AOC" and, together with Aerial, the "Aerial Parties"), and SONERA CORPORATION U.S., a Delaware corporation ("Sonera U.S.").

                              W I T N E S S E T H:

                  WHEREAS, each of Aerial and United States Cellular Corporation, a Delaware corporation ("USCC"), are majority-owned subsidiaries of Telephone and Data Systems, Inc., a Delaware corporation ("TDS"), and, thus, AOC, Aerial, USCC and TDS are Affiliates (as defined herein);

                  WHEREAS, Sonera U.S. is a wholly-owned subsidiary of Sonera Ltd., a Finnish limited liability company ("Sonera" and, together with Sonera U.S., the "Sonera Parties"), and, thus, the Sonera Parties are Affiliates;

                  WHEREAS, the parties hereto desire to form a joint venture which, subject to certain exceptions as set forth herein, will serve during the Exclusivity Period (as defined herein) as the exclusive vehicle through which the Aerial Parties and the Sonera Parties will (i) acquire licenses issued by the Federal Communications Commission to provide B-PCS (as defined herein) and
(ii)



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build and operate systems with respect to such licenses utilizing GSM Technology
(as defined herein);

                  WHEREAS, the parties hereto desire that a separate limited liability company be formed pursuant to the laws of the State of Delaware for each Market (as defined herein) in which one or more B-PCS Licenses (as defined herein) will be acquired as contemplated hereunder, and that each of AOC and Sonera U.S. (or a wholly-owned direct or indirect subsidiary of AOC or Sonera) be a member of such limited liability company;

                  WHEREAS, the parties hereto desire that (i) AOC or an Affiliate of AOC manage such B-PCS system for each such limited liability company pursuant to the terms of this Agreement and a Management Agreement (as defined herein) and (ii) Aerial grant a license to such limited liability company authorizing, inter alia, the use of Aerial's name pursuant to a Trademark License Agreement (as defined herein); and

                  WHEREAS,   the  parties  hereto  desire  to  set  forth  their
respective rights and obligations with respect to such joint venture, limited liability companies and management arrangements.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01 Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.01.

                  "Additional Initial Class A Member" has the meaning set forth in Section 4.01(c) hereof.

                  "Aerial Entity" means Aerial, AOC and any Person in which Aerial, directly or indirectly, through one or more intermediaries, owns an interest, regardless of whether Aerial controls such Person.

                  "Aerial Group" means Aerial, each Aerial Sub and each alliance that owns or operates a system providing B-PCS in which alliance Aerial or an Aerial Sub owns a 20% or greater interest.

                  "Aerial Sub" means AOC or any other Subsidiary of Aerial.

                  "Affiliate" means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction

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of the management or policies of such person,  whether by reason of ownership of voting stock or other equity interests, by contract or otherwise.

                  "Aggregate Class A Membership Interest Percentage" means the sum of the percentages of the Class A Membership Interests.

                  "Aggregate Class B Membership Interest Percentage" means the sum of the percentages of the Class B Membership Interests.

                  "Aggregate Required Capital Contribution" means, with respect to any LLC formed pursuant to Section 2.02 hereof, the aggregate required capital contribution set forth in the related Proposed Business Plan with respect to any Proposed Project approved pursuant to Section 3.01(b) hereof or the aggregate required capital contribution as reasonably determined by Sonera U.S. with respect to any Market identified in Section 3.01(c) hereof, as applicable.

                  "AOC  Initial  LLC  Interest"  has the  meaning  set  forth in
Section 4.03 hereof.

                  "AOC Shares" has the meaning set forth in the Investment Agreement.

                  "B-PCS"  means  broadband  personal   communications  services
provided in the United States on the following frequency blocks:
                  Block A:  1850-1865 MHz paired with 1930-1945 MHz
                  Block B:  1870-1885 MHz paired with 1950-1965 MHz
                  Block C:  1895-1910 MHz paired with 1975-1990 MHz

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                  Block D:  1865-1870 MHz paired with 1945-1950 MHz
                  Block E: 1885-1890 MHz paired with 1965-1970 MHz Block F: 1890-1895 MHz paired with 1970-1975 MHz

B-PCS does not include narrowband personal communications services, paging or other Wireless Services not constituting broadband personal communications services.

                  "B-PCS License" means a license issued by the FCC authorizing the holder thereof to provide B-PCS in any Market.

                  "BTA" means any one of the 487 Basic Trading Areas based on the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, at pages 38-39, with the following additions licensed separately as BTA-like areas:
(i) American Samoa; (ii) Guam; (iii) Northern Mariana Islands; (iv) Mayaguez/Aguadilla-Ponce, Puerto Rico; (v) San Juan, Puerto Rico; and (vi) the United States Virgin Islands. The Mayaguez/Aguadilla-Ponce BTA-like service area consists of the following municipios: Adjuntas, Aguada, Aguadilla, Anasco, Arroyo, Cabo Rojo, Coamo, Guanica, Guayama, Guayanilla, Hormigueros, Isabela, Jayuya, Juana Diaz, Lajas, Las Marias, Maricoa, Maunabo, Mayaguez, Moca, Patillas, Penuelas, Ponce, Quebradillas, Rincon, Sabana Grande, Salinas, San Germain, Santa Isabel, Villalba, and Yauco. The San Juan BTA-like service area consists of all other municipios in Puerto Rico.

                  "Business Day" means any day other than a Saturday, Sunday, legal holiday in Chicago, Illinois or other day on which commercial banks in Chicago are authorized by law or governmental decree to close.

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                  "C or F Block  Notice"  has the  meaning  set forth in Section
3.06(b) hereof.

                  "Carried Interest" has the meaning set forth in Section 4.02(a) hereof.

                  "Carried  Interest  Amendment"  has the  meaning  set forth in
Section 4.02(c) hereof.

                  "Carried Interest Negotiation Notice" has the meaning set forth in Section 4.02(c)hereof.

                  "Cellular Service" means any service governed by Section 22.99 of the rules of the FCC.

                  "Class A Member"  means a member of an LLC formed  pursuant to
Section 2.02 hereof holding a Class A Membership Interest.

                  "Class A Membership Interest" means each beneficial interest in an LLC formed pursuant to Section 2.02 hereof designated as a Class A Membership Interest on Schedule I attached to the related Limited Liability Company Agreement.

                  "Class B Member"  means a member of an LLC formed  pursuant to
Section 2.02 hereof holding a Class B Membership Interest.

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                  "Class B Membership  Interest" means each beneficial  interest in an LLC formed pursuant to Section 2.02 hereof designated as a Class B Membership Interest on Schedule I attached to the related Limited Liability Company Agreement.

                  "Class C Member"  means a member of an LLC formed  pursuant to
Section 2.02 hereof holding a Class C Membership Interest.

                  "Class C Membership Interest" means each beneficial interest in an LLC formed pursuant to Section 2.02 hereof designated as a Class C Membership Interest on Schedule I attached to the related Limited Liability Company Agreement.

                  "Compete" and "Competition" means to provide, or the provision of, respectively, Wireless Services within the same geographic area.

                  "Derivative" has the meaning set forth in the Investment Agreement.

                  "Disapproved License" has the meaning set forth in Section 3.02(a) hereof.

                  "Disapproving Party" has the meaning set forth in Section 3.02(a) hereof.

                  "Exclusivity Period" has the meaning set forth in Section 3.01(a) hereof.

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                  "Exempt  Aerial  Party  Markets"  has the meaning set forth in
Section 3.05(a) hereof.

                  "FCC" means the Federal Communications Commission or any successor thereto.

                  "GSM Technology" means Global Systems For Mobile Communications technology, subject to such changes resulting from the evolution of such technology or the development of subsequent technologies based thereon or derived therefrom as determined pursuant to Section 6.01 hereof.

                  "Investment Agreement" means the Investment Agreement, dated as of September 8, 1998, among TDS, Aerial, AOC and Sonera.

                  "Investment Election Period" has the meaning set forth in
Section 3.01(b) hereof.

                  "Limited Liability Company Agreement" has the meaning set forth in Section 2.02 hereof.

                  "LLC" has the meaning set forth in Section 2.02 hereof.

                  "LLC Board" has the meaning set forth in Section 8.01(a) hereof.

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                  "LLC Fifth  Anniversary"  means,  with  respect to an LLC, the fifth anniversary of the date of formation of such LLC pursuant to Section 2.02 hereof.

                  "LLC Tenth Anniversary" means, with respect to an LLC, the tenth anniversary of the date of formation of such LLC pursuant to Section 2.02 hereof.

                  "Majority Class A Member" means the Class A Member holding a majority of the Aggregate Class A Membership Interest Percentage.

                  "Majority Class B Member" means the Class B Member holding a majority of the Aggregate Class B Membership Interest Percentage.

                  "Management  Agreement"  has the  meaning set forth in Section
8.04 hereof.

                  "Management Compensation Amendment" has the meaning set forth in Section 4.02(c) hereof.

                  "Management Compensation Negotiation Period" has the meaning set forth in Section 4.02(c) hereof.

                  "Market" means an MTA or BTA, as applicable.

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                  "Minimum Sonera U.S. Initial LLC Interest" has the meaning set forth in Section 4.01(a) hereof.

                  "Minority Class A Member" means any Class A Member holding less than a majority of the Aggregate Class A Membership Interest Percentage.

                  "Minority Class B Member" means any Class B Member holding less than a majority of the Aggregate Class B Membership Interest Percentage.

                  "MTA" means any one of the 47 Major Trading Areas based on the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, at pages 38-39, with the following exceptions and additions: (i) Alaska is separated from the Seattle MTA and is licensed separately; (ii) Guam and the Northern Mariana Islands are licensed as a single MTA-like area; (iii) Puerto Rico and the United States Virgin Islands are licensed as a single MTA-like area; and (iv) American Samoa is licensed as a single MTA-like area.

                  "Non-Transferring Party" has the meaning set forth in Section 5.01(a) hereof.

                  "Partial Termination Notice" has the meaning set forth in
Section 3.02(a) hereof.

                  "Person" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative, association, individual or other

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entity,  and  the  heirs,  executors,   administrators,  legal  representatives,
successors and assigns of such person, as the context may require.

                  "Project Notice" has the meaning set forth in Section 3.01(b) hereof.

                  "Proposal Recipient" has the meaning set forth in Section 3.01
(b) hereof.

                  "Proposed Business Plan" has the meaning set forth in Section 3.01(b) hereof.

                  "Proposed Project" has the meaning set forth in Section 3.01(b) hereof.

                  "Proposing Party" has the meaning set forth in Section 3.01(b) hereof.

                  "Proposed Sonera U.S. Initial LLC Interest" has the meaning set forth in Section 4.03 hereof.

                  "Purchase Agreement" means the Purchase Agreement, dated as of June 1, 1998, among TDS, Aerial, AOC and Sonera.

                  "Restricted Business Combination" means any business combination of an LLC formed pursuant to Section 2.02 hereof with or into any other entity other than a business combination which satisfies each of the following criteria: (i) such LLC is the surviving entity of

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such  business  combination;  (ii) each of the  Majority  Class A Member and the
Majority Class B Member immediately prior to such business combination continue as the Majority Class A Member and the Majority Class B Member, respectively, immediately after such business combination; and (iii) such business combination does not materially adversely affect the rights of the Class A Members or the Class B Members under this Agreement or the Limited Liability Company Agreement.

                  "Restricted LLC Action" has the meaning set forth in Section 8.03(a) hereof.

                  "Restricted LLC Action Negotiation Notice" has the meaning set forth in Section 8.03(a) hereof.

                  "Restricted LLC Action Negotiation Period" has the meaning set forth in Section 8.03(b) hereof.

                  "Restricted  LLC Action  Notice"  has the meaning set forth in
Section 8.03(a) hereof.

                  "SMR Service" means any service governed by Section 90.7 of the rules of the FCC.

                  "Sonera Entity" means Sonera, Sonera U.S. and any Person in which Sonera, directly or indirectly, through one or more intermediaries, owns an interest, regardless of whether Sonera controls such Person.

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                  "Sonera U.S.  Initial LLC  Interest" has the meaning set forth in Section 4.03 hereof.

                  "Subsidiary" of a Person shall mean a corporation as to which a majority of the voting power is owned or controlled by such Person, either directly or indirectly; but any such corporation shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

                  "Supplemental Agreement" means the Supplemental Agreement, dated as of September 8, 1998, by and among Aerial, AOC and Sonera.

                  "Tag-Along Notice" has the meaning set forth in Section 5.03(a) hereof.

                  "Technology Dispute" has the meaning set forth in Section 6.01 hereof.

                  "Third Party Transferee" has the meaning set forth in Section 5.02(a) hereof.

                  "Trademark  License  Agreement"  has the  meaning set forth in
Section 7.01 hereof.

                  "Transfer" means to, directly or indirectly, sell, transfer or otherwise dispose of.

                  "Transfer  Negotiation  Notice"  has the  meaning set forth in
Section 5.02(a) hereof.

                  "Transfer  Negotiation  Period"  has the  meaning set forth in
Section 5.02(b) hereof.

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                  "Transfer Notice" has the meaning set forth in Section 5.02(a)
hereof.

                  "Transferring Party" has the meaning set forth in Section 5.01(a) hereof.

                  "USCC Group" means USCC and each Subsidiary of USCC.

                  "Venture" has the meaning set forth in Section 2.01 hereof.

                  "Wireless Services" means any B-PCS, Cellular Service or SMR Service.

                  Section 1.02 Determination of Beneficial Ownership. For purposes of determining in connection with this Agreement the beneficial ownership interest of one entity (the "Owner") in another entity (the "Owned Entity"), beneficial ownership shall be: (i) if the Owner directly owns an interest in the Owned Entity, such percentage interest so directly owned, or
(ii) if the Owner indirectly owns an interest in the Owned Entity, the percentage interest owned by the Owner in the intervening entity in which the Owner directly owns an interest multiplied by the percentage interest directly owned by the intervening entity in the Owned Entity. If there is more than one intervening entity between the Owner and the Owned Entity, then the principles of clause (ii) hereof shall be reapplied such that all percentage interests in the intervening entities indirectly owned by the Owner are taken into account. For purposes of determining the beneficial ownership of Sonera U.S. or an Affiliate of Sonera U.S. in an Owned Entity in which Aerial or any Aerial Sub, directly or indirectly,

                                     - 14 -

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also owns an interest, any percentage interest owned, directly or indirectly, by
Sonera U.S., Sonera or an Affiliate of Sonera in Aerial or any Aerial Sub shall not be taken into account.

                                   ARTICLE II
                              FORMATION AND PURPOSE

                  Section 2.01 Formation and Purpose of Joint Venture. The Aerial Parties and Sonera U.S. hereby form a joint venture (the "Venture") for the purpose of acquiring B-PCS Licenses and building and operating systems in the United States with respect to such B-PCS Licenses utilizing GSM Technology. It shall be the primary intention of the Venture (i) to build out the GSM Technology footprint in the United States by providing B-PCS utilizing GSM
Technology and (ii) not to acquire or attempt to acquire control of any B-PCS Licenses for geographic areas in which the Venture would Compete with other providers of Wireless Services that utilize GSM Technology. The scope of the Venture shall not include narrowband personal communications services, paging or other Wireless Services not constituting B-PCS.

                  Section 2.02 Formation of LLCs. AOC and Sonera U.S. shall form a separate limited liability company (each an "LLC") with respect to each Market for which the Venture determines pursuant to this Agreement to acquire one or more B-PCS Licenses. Such LLC shall hold all of the B-PCS Licenses acquired for such Market and shall build and operate the system related thereto. The LLC need not be formed, and AOC and Sonera U.S. need not invest therein pursuant to
Article IV hereof, until such time as the Venture has negotiated on behalf of such LLC a definitive

                                     - 15 -

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agreement to acquire a B-PCS License.  Each such LLC shall be formed pursuant to the Delaware Limited Liability Company Act, as amended, by filing with the Delaware Secretary of State a Certificate of Formation in substantially the form attached hereto as Exhibit A. Each such LLC shall have a duration of 40 years and shall be governed by an operating agreement in substantially the form of the Limited Liability Company Agreement attached hereto as Exhibit B.

                                   ARTICLE III
                              VENTURE OPPORTUNITIES

                  Section 3.01  Exclusivity of Venture;  Venture  Opportunities.
(a) Except as otherwise expressly permitted by this Agreement, the Venture will be the exclusive vehicle through which any Aerial Entity expands in B-PCS in the United States and through which any Sonera Entity participates in B-PCS in the United States, in each case during the period (the "Exclusivity Period") commencing on the date hereof and terminating on the earlier to occur of: (i) the fifth anniversary of the date hereof; or (ii) the date upon which Sonera U.S. has invested (as determined pursuant to Section 4.04(b) hereof) an aggregate of $400 million in the equity of one or more LLCs formed pursuant to
Section 2.02 hereof; provided, however, that the Exclusivity Period may be extended by mutual written agreement of the parties hereto. Except as otherwise provided in this Article III, all B-PCS Licenses in all Markets are subject to the provisions of this Section 3.01 during the Exclusivity Period. During the Exclusivity Period, the Aerial Parties and the Sonera Parties shall share with each other, on a regular and timely basis, information in such party's possession relating to possible Venture opportunities and to work together on an ongoing basis to develop and review

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possible  Venture  opportunities  prior to submission of a formal Project Notice pursuant to Section 3.01(b) hereof. Upon termination of the Exclusivity Period, the parties shall no longer be required, but nonetheless may continue, to comply with the provisions of this Section 3.01 with respect to pursuing opportunities
to  acquire  B-PCS  Licenses.   Any  compliance  after  the  expiration  of  the
Exclusivity Period by any party hereto with the provisions of this Section 3.01 shall not be deemed to be a reinstatement of the provisions of this Section 3.01 with respect to any other B-PCS Licenses. For purposes of this Section 3.01(a), the terms "expand" and "participate" shall mean (i) the acquisition or beneficial ownership by any Aerial Entity or any Sonera Entity, respectively, of a 20% or greater interest in any business engaged in the provision of B-PCS,
(ii) the active involvement by any Aerial Entity or any Sonera Entity, respectively, in the acquisition of a B-PCS License or in the solicitation of other investors in such acquisition or in a business engaged in the provision of B-PCS, (iii) the operation or management by any Aerial Entity or any Sonera Entity, respectively, of a business engaged in the provision of B-PCS or the B-PCS system related thereto or (iv) the right of any Aerial Entity or any Sonera Entity, respectively, to elect or appoint one or more representatives to the governing body of a business engaged in the provision of B-PCS.

                  (b) Except as set forth in Section 3.01(c) hereof, if at any time during the Exclusivity Period either Aerial Party or any Aerial Sub on the one hand, or either Sonera Party or any Affiliate thereof on the other hand, desires to acquire a B-PCS License in any Market, then AOC or Sonera U.S., as applicable, shall prepare and submit to the other party a written notice (a "Project Notice") notifying the other party of its desire to proceed with the project (the "Proposed Project") and a proposed business plan (a "Proposed Business Plan") setting forth in detail the proposed purchase price and anticipated sources of funding (which shall not reasonably be projected to result in a debt to equity ratio of greater than 80/20 at the time of commencement of service in the Market) for acquisition of the B-PCS License and construction of the system, the projected construction schedule, the projected financial results and such other information as the party preparing the Proposed Business Plan (the "Proposing Party") deems material. AOC and Sonera U.S. shall be required to prepare a separate Project Notice and Proposed Business Plan for each B-PCS License that AOC or Sonera U.S., respectively, desires to acquire unless (i) such B-PCS Licenses are in the same Market, (ii) such B-PCS Licenses are in contiguous Markets or (iii) the Proposing Party has been advised by the party holding such B-PCS Licenses that such B-PCS Licenses are only available for acquisition as a group. The party receiving the Project Notice and Proposed Business Plan (the "Proposal Recipient") shall have a period (the "Investment Election Period") of 30 days from the date of receipt of the Project Notice and Proposed Business Plan (or, if not received together, then 30 days from the later of the date of receipt of the Project Notice and the date of receipt of the Proposed Business Plan) to review the Proposed Business Plan, request additional information from the Proposing Party and notify the Proposing Party of the Proposal Recipient's decision whether to invest in and, in the case of AOC, manage the Proposed Project; provided, however, that if the Proposal Recipient has requested from the Proposing Party additional information reasonable in scope and relevant to a decision with respect to the Proposed Project within 15 days of commencement of the Investment Election Period, then the Investment Election Period shall terminate on the later of (i) the 30th day after commencement of the Investment Election Period or (ii) the 10th day after receipt by the Proposal Recipient of such additional information. In the event that the Proposal Recipient elects to invest in and, in the case of AOC, manage the Proposed Project, then (A) AOC and Sonera U.S. shall form an LLC for each Market which is the subject of the Proposed Project pursuant to Section 2.02 hereof for the purpose of implementing the Proposed Project, (B) AOC and Sonera U.S. shall invest in each such LLC pursuant to Article IV hereof and (C) AOC shall manage each such LLC pursuant to Article VIII hereof. The provisions of this Section 3.01(b) shall apply to any Proposed Project for which both a Project Notice and a Proposed Business Plan have been received by the Proposal Recipient prior to the expiration of the Exclusivity Period, regardless of whether the Investment Election Period terminates after the expiration of the Exclusivity Period.

                  (c) Notwithstanding the provisions of Section 3.01(b) hereof, if at any time during the Exclusivity Period Sonera U.S. arranges for the acquisition (on terms which shall not reasonably be projected to result in a debt to equity ratio of greater than 80/20 at the time of commencement of service in the applicable Market) of control of one or more B-PCS Licenses (of at least 15 megahertz) to serve either the Chicago BTA or the Dallas BTA and, in each case, AOC receives written notice from Sonera U.S. of such arrangement on or prior to the expiration of the Exclusivity Period, then (A) AOC and Sonera
U.S. shall form an LLC pursuant to Section 2.02 hereof for the purpose of acquiring such B-PCS License(s) and building the system related thereto, (B) AOC and Sonera U.S. shall invest in such LLC pursuant to Article IV hereof and (C) AOC shall manage such system pursuant to Article VIII hereof.

                  Section 3.02 Partial Termination of Exclusivity Period. (a) In the event that the Proposal Recipient does not elect to invest in and, in the case of AOC, manage a Proposed Project pursuant to Section 3.01(b) hereof (such Proposal Recipient being referred to as a "Disapproving Party"), then the Proposing Party may, but shall not be required to, terminate the Exclusivity Period with respect to each B-PCS License which was the subject of the Proposed Project (each a "Disapproved License") by providing written notice (a "Partial Termination Notice") to the Disapproving Party of such termination within 30 days after receipt by the Proposing Party of the Disapproving Party's decision not to invest in the Proposed Project, in which case the Disapproving Party shall have no further interest hereunder in such Disapproved License and the Proposing Party shall have the right to pursue independently of the Venture the opportunity to invest in and operate a B-PCS system for such Disapproved License; provided, however, that if, within 180 days after providing such Partial Termination Notice to the Disapproving Party, the Proposing Party has not entered into a binding agreement to acquire each Disapproved License set forth in the Project Notice at a price equal to or higher than the price set forth in the Project Notice, then each Disapproved License relating to such Project Notice shall remain subject to the Exclusivity Period. In the event that the Proposing Party presents a Project Notice or Proposed Business Plan that contemplates the acquisition of B-PCS Licenses in more than one Market (or more than one B-PCS License within a Market), then the Proposing Party shall have no right to pursue independently of the Venture any Disapproved License with respect to such Proposed Project unless the Proposing Party pursues all of the Disapproved Licenses with respect to such Proposed Project. In the event that the Disapproving Party has not received a Partial Termination Notice from the Proposing Party within the time period set forth above, then each Disapproved License shall remain subject to the Exclusivity Period.

                  (b) In the event that a Proposal Recipient has elected to invest in a Proposed Project pursuant to Section 3.01(b) hereof or Sonera U.S. has arranged for the acquisition of a B-PCS License pursuant to Section 3.01(c) hereof but, in either case, either (i) Sonera U.S., either individually or in conjunction with an Additional Initial Class A Member (as defined herein), and AOC have not agreed to fund collectively 100% of the equity required in connection therewith and firm commitments for funding of the remainder through additional equity investors have not been obtained pursuant to Section 4.05 hereof within the 120-day period set forth therein or (ii) such Proposed Project or arrangement contemplated the use of debt financing (not reasonably projected to exceed a debt to equity ratio of 80/20 at the time of commencement of service in the applicable Market) and firm commitments to provide such financing have not been obtained within 120 days after the date on which AOC has advised Sonera U.S. in writing of the AOC Initial LLC Interest pursuant to Section 4.03 hereof, then: (x) if AOC is the Proposing Party, the related B-PCS License shall be deemed a "Disapproved License" and Sonera U.S. shall be deemed a "Disapproving Party" with respect to such Disapproved License for purposes of Section 3.02(a) hereof and AOC may, but shall not be required to, terminate the Exclusivity Period with respect to such Disapproved License by providing a Partial Termination Notice to Sonera U.S. within 30 days after the expiration of such 120-day period set forth in clause (i) or (ii) hereof, as applicable; or (y) if Sonera U.S. is the Proposing Party or the B-PCS License is in one of the Markets identified in Section 3.01(c) hereof, then the B-PCS License shall remain subject to the Exclusivity Period.

                  Section 3.03 Termination of Agreement. This Agreement and, thus, the Venture may be terminated in its entirety as follows:

                  (a) Unless the parties hereto shall otherwise agree in writing, this Agreement shall automatically terminate in the event that, prior to the fifth anniversary of the date hereof, Sonera or an Affiliate of Sonera shall, pursuant to Section 5.5 of the Investment Agreement, either (i) Transfer any of its AOC Shares without the consent of TDS or Aerial to a Person other than an Affiliate of Sonera or (ii) issue a Derivative.

                  (b) In the event that either (i) as of the fifth anniversary of the date hereof no LLC formed by AOC and Sonera U.S. pursuant to Section 2.02 hereof has acquired a B-PCS License or (ii) at any time that, but only at such time that, on or after the fifth anniversary of the date hereof there is no LLC that had been formed pursuant to Section 2.02 hereof which continues to hold a B- PCS License and in which each of AOC and Sonera own, directly or indirectly, a beneficial interest, then, in either case, the Aerial Parties and Sonera U.S. shall each have the option to elect to terminate this Agreement in its entirety upon 30 days' advance written notice to the other. Notwithstanding the foregoing, such termination option shall not be exercisable (i) as long as there is at least one Management Agreement in force and effect between AOC or an Affiliate thereof and an LLC formed pursuant to Section 2.02 hereof or (ii) if an LLC formed pursuant to Section 2.02 hereof has, on or prior to the fifth anniversary of the date hereof, entered into a definitive agreement to acquire one or more B-PCS Licenses but such acquisition has not yet been consummated, unless such definitive agreement is thereafter terminated prior to the consummation of such acquisition. In addition to the foregoing provisions restricting exercise of the termination option set forth in this Section 3.01(b), if both a Project Notice and a Proposed Business Plan have been received by a Proposal Recipient but the Investment Election Period with respect to the related Proposed Project has not terminated prior to expiration of the Exclusivity Period, then the exercise of such termination option shall be further restricted as follows: (i) if the Proposal Recipient does not accept the Proposed Project within the Investment Election Period, then such termination option shall not be exercisable until the earlier to occur of (A) the rejection of such Proposed Project by the Proposal Recipient or (B) the expiration of the Investment Election Period; or (ii) if the Proposal Recipient elects to accept the Proposed Project within the Investment Election Period, then such termination option shall not be exercisable if, within six months after the fifth anniversary of the date hereof, an LLC is formed pursuant to Section 2.02 hereof and such LLC has either (A) acquired the B-PCS License(s) relating to the Proposed Project or (B) entered into a definitive agreement to acquire the B-PCS License(s) relating to the Proposed Project but such acquisition has not yet been consummated, unless such definitive agreement is thereafter terminated prior to the consummation of such acquisition.

                  (c) This Agreement may be terminated in its entirety at any time upon the mutual written consent of the parties hereto.

                  Section 3.04 Other Business; Non-Competition. (a) Except as set forth in Section 3.01 and Section 3.04(b) hereof, any Aerial Entity and any Sonera Entity may engage in one or more other businesses, and own interests in one or more other business ventures, of every kind and description, independently or with others. No party to this Agreement or any LLC formed pursuant to Section 2.02 hereof shall have any rights in or to such independent businesses or business ventures of any other party to this Agreement or to the income or profits therefrom by virtue of this Agreement.

                  (b) Notwithstanding any other provision of this Agreement: (i) neither an Aerial Entity nor a Sonera Entity shall, directly or indirectly, operate or manage, or beneficially own a 20% or greater interest in, any business engaged in the provision of Wireless Services in Competition with any LLC formed pursuant to Section 2.02 hereof to any significant extent; and (ii) no Sonera Entity shall, directly or indirectly, operate or manage, or beneficially own a 20% or greater interest in, any business engaged in the provision of Wireless Services if the population within the geographic areas served by the systems providing Wireless Services operated, managed or owned by the Sonera Entities or such other business, as the case may be, which overlap with geographic areas served by the systems owned or operated by the USCC Group or the Aerial Group, as applicable, is equal to or greater than 2% of the total population within the geographic areas of all such systems owned and operated by the USCC Group or the Aerial Group, as applicable; provided, however, that the provisions of this Section 3.04(b)(ii) shall not be applicable to the USCC Group at any time that USCC ceases to be an Affiliate of Aerial; provided further, that no Sonera Entity shall be deemed to be in violation of this Section 3.04(b)(ii) if (A) such violation results from the commencement of the ownership or operation of a system by a member of the USCC Group or the Aerial Group after the execution by a Sonera Entity of a binding commitment to operate or manage, or own a 20% or greater interest in, such business and (B) the execution by the Sonera Entity of such binding commitment preceded the execution of a binding commitment to so own or operate such system by a member of the USCC Group or Aerial Group, as applicable. The Sonera Parties and the Aerial Parties shall, and with respect to members of the USCC Group the Aerial Parties shall use their reasonable best efforts to, timely advise a senior officer of the other of the execution of any such binding commitment by any Sonera Entity or any member of the Aerial Group (or USCC Group), respectively, to operate, manage or own a system providing Wireless Services in the United States, and the party receiving such information hereby covenants to maintain the confidentiality thereof pursuant to the terms of Section 11.01 hereof.

                  Section 3.05 Exempt Aerial Party Markets. (a) Schedule 3.05 hereto sets forth a list of the Markets in which the Aerial Parties participate, directly or indirectly, in B-PCS as of the date hereof (the "Exempt Aerial Party Markets"). Notwithstanding the provisions of Section 3.01 hereof and subject to the provisions of Section 3.05(b) hereof, the Exclusivity Period shall not be applicable to any Aerial Entity with respect to any of the B-PCS Licenses in such Exempt Aerial Party Markets. If Sonera U.S. submits a Project Notice and Proposed Business Plan to AOC proposing the acquisition of a B-PCS License in an Exempt Aerial Party Market and AOC elects not to invest in such Proposed Project, then such Project Notice and Proposed Business Plan shall not be deemed to constitute a Project Notice and Proposed Business Plan for purposes of
Section 5.5 of the Investment Agreement. Such Schedule 3.05 shall be modified from time to time as required pursuant to Section 3.05(b).

                  (b) Notwithstanding the provisions of Section 3.01 hereof, during the Exclusivity Period any Aerial Entity shall be permitted to pursue independently of the Venture the acquisition of one or more B-PCS Licenses otherwise subject to the Exclusivity Period if the consideration to be exchanged by such Aerial Entity for such B-PCS License(s) consists of one or more B-PCS Licenses in Exempt Aerial Party Markets. Upon completion of such exchange, (i) the Market relating to each such B-PCS License obtained by an Aerial Entity in such exchange shall be added to Schedule 3.05, thereby including such Market among the Exempt Aerial Party Markets not subject to the Exclusivity Period and (ii) each Exempt Aerial Party Market relating to each such B-PCS License so exchanged by an Aerial Entity shall, unless an Aerial Entity continues to hold a B-PCS License in such Market, be deleted from Schedule 3.05, thereby causing the B-PCS Licenses in such Market to become subject to the Exclusivity Period.

                  Section 3.06 C or F Block B-PCS Licenses. (a) Notwithstanding the provisions of Section 3.01 hereof and subject to the provisions of Section 3.06(b) hereof, each B-PCS License to provide service on frequency Block C or Block F, as defined in the definition of "B-PCS" set forth in Section 1.01 hereof (each a "C or F Block License"), shall not be subject to the Exclusivity Period.

                  (b) If at any time during the Exclusivity Period either Aerial Party or any Aerial Sub on the one hand, or either Sonera Party or any Affiliate thereof on the other hand, desires to acquire a C or F Block License, or an interest in any entity holding a C or F Block License, in any Market (other than an Exempt Aerial Party Market), then AOC or Sonera U.S. as applicable, shall submit to the other party a written notice (a "C or F Block Notice") notifying the other party of its desire to proceed with such acquisition. For a period of 30 days beginning on the date of receipt of the C or F Block Notice, AOC and Sonera U.S. shall engage in good faith negotiations in an attempt to structure a transaction in which they jointly acquire such C or F Block License, or each acquire an interest in an entity holding such C or F Block License, and in which AOC or an Affiliate thereof shall manage the related system, all on mutually acceptable terms and conditions. As part of such negotiation process, AOC and Sonera U.S. shall determine which provisions of this Agreement and the agreements attached hereto as exhibits shall be incorporated into such structure. If AOC and Sonera U.S. do not reach an agreement as to the structure of such transaction within such 30-day period, then AOC and Sonera U.S. shall be permitted to pursue the acquisition of such C or F Block License, or an interest in the entity holding such C or F Block License, independently of the Venture and such C or F Block Notice shall not be deemed to be a Project Notice (and Proposed Business Plan) for purposes of Section 5.5 of the Investment Agreement. If AOC and Sonera U.S. reach an agreement as to the structure of such transaction within such 30-day period, then the provisions of Section 5.5 of the Investment Agreement shall no longer be applicable.

                                   ARTICLE IV
                                   INVESTMENT

                  Section 4.01 Initial Investment in LLC. (a) With respect to each LLC formed pursuant to Section 2.02 hereof, (i) Sonera U.S. shall invest cash in immediately available funds (or otherwise in accordance with the applicable Project Notice and Proposed Business Plan) in an amount determined pursuant to Section 4.04(a) hereof such that Sonera U.S. beneficially owns at least 34.5% of the equity of the LLC (the "Minimum Sonera U.S. Initial LLC Interest"), subject to Section 4.01(c) hereof, and (ii) AOC shall invest cash in immediately available funds (or otherwise in accordance with the applicable Project Notice and Proposed Business Plan) in an amount determined pursuant to
Section 4.04(a) hereof such that AOC beneficially owns at least 1% of the equity of the LLC. Each of AOC and Sonera U.S., at its sole option, may invest in any of the LLCs formed pursuant to Section 2.02 hereof either directly in such LLC or indirectly through one or more wholly-owned subsidiaries of AOC or Sonera, respectively, and the references in this Article IV to "AOC" and "Sonera U.S." shall be deemed to include any such wholly-owned subsidiary of AOC or Sonera, respectively. Sonera U.S. shall be deemed a Class A Member in the LLC and the entire initial equity interest of Sonera U.S. in such LLC shall be designated as a Class A Membership Interest. AOC shall be deemed a Class B Member in such LLC and the entire initial equity interest of AOC in such LLC shall be designated as a Class B Membership Interest. As a Class A Member or Class B Member in an LLC, Sonera U.S. and AOC shall be subject to the provisions applicable to Class A Members or Class B Members, respectively, set forth in this Agreement and in the Limited Liability Company Agreement governing such LLC.

                  (b) Notwithstanding the provisions of Section 4.01(a) hereof, either AOC or Sonera U.S. may, in lieu of cash, contribute property to an LLC, to be used in the business of and in furtherance of the purpose of such LLC, but only if: (i) with respect to any Market governed by Section 3.01(b) hereof, the parties hereto have agreed in writing to such contribution and the value of the property so contributed; or (ii) with respect to either Market governed by
Section 3.01(c) hereof, the property contributed is valued at the contributing party's book value of such property.

                  (c) Notwithstanding the provisions of Section 4.01(a) hereof, Sonera U.S. may permit a third party (an "Additional Initial Class A Member") to make a portion of the investment required to be made by Sonera U.S. pursuant to
Section 4.01(a) hereof in connection with the Minimum Sonera U.S. Initial LLC Interest, provided that Sonera U.S. beneficially owns at least 19.5% of the equity of the LLC and such Additional Initial Class A Member owns equity in the LLC equal to no more than the portion of the Minimum Sonera U.S. Initial LLC Interest not owned by Sonera U.S. Each of Sonera U.S. and such Additional Initial Class A Member shall be deemed Class A Members and the investment by each of Sonera U.S. and such Additional Initial Class A Member shall be designated as a Class A Membership Interest. It shall be a condition precedent to such investment by an Additional Initial Class A Member that such Additional Initial Class A Member agree to be bound by the provisions of Articles IV and V of this Agreement that are applicable to such Additional Initial Class A Member.

                  Section 4.02 Carried Interest. (a) Upon the purchase by AOC of at least a 1% beneficial interest in each LLC pursuant to Section 4.01 hereof, AOC shall be granted an additional 15% beneficial interest in such LLC (a "Carried Interest"). Such Carried Interest shall not require the investment of any additional cash by AOC and may be held directly or indirectly by AOC. Pursuant to Section 4.02(b) hereof, the Carried Interest in an LLC shall be subject to divestiture prior to the fifth anniversary of the formation of such LLC. Subject to Section 4.02(c) hereof, the Carried Interest in an LLC shall be non-dilutable as long as (i) such Carried Interest is held, directly or indirectly, by AOC and (ii) AOC or an Affiliate thereof is serving in the capacity as manager pursuant to the Management Agreement.

                  (b) (i) With  respect to each LLC formed  pursuant  to Section
2.02 hereof, if the related Management Agreement between such LLC and AOC or an Affiliate of AOC is properly terminated (after all applicable cure provisions have expired) pursuant to either Section 8.2(a) or

Section 8.3 thereof, then the Carried Interest shall be subject to divestiture according to the following schedule:

  Date of Termination of                   % of Carried          % of Carried
   Management Agreement                   Interest Divested   Interest Remaining
--------------------------                -----------------   ------------------

Prior to 1st Anniversary                          12                 3

On or After 1st Anniversary
    but Prior to 2nd Anniversary                   9                 6

On or After 2nd Anniversary
    but Prior to 3rd Anniversary                   6                 9

On or After 3rd Anniversary
    but Prior to 4th Anniversary                   4                11

On or After 4th Anniversary
   but Prior to 5th Anniversary                    2                13

On or After 5th Anniversary                        0                15

For purposes of determining the date of termination of the Management Agreement in connection with the foregoing schedule, such date shall be deemed to be the date upon which (A) such LLC provides AOC or an Affiliate of AOC, as applicable, acting as manager pursuant to the Management Agreement, with a written notice of termination pursuant to Section 8.2(a) of the Management Agreement or (B) the date of automatic termination of the Management Agreement pursuant to Section
8.3 thereof. The term "Anniversary" as used above shall refer to the date occurring 12 months after the date of the Management Agreement or the date occurring in 12-month increments thereafter, as applicable.

                  (ii) Any termination of the Management Agreement other than pursuant to Section 8.2(a) or Section 8.3 thereof shall not result in a divestiture of the Carried Interest. If AOC or its Affiliate, as applicable, acting as manager pursuant to the Management Agreement, cures the event giving rise to the right of such LLC to terminate the Management Agreement within the applicable cure period, if any, set forth in the Management Agreement, then the Management Agreement shall not terminate and the Carried Interest shall not be divested. Any portion of the Carried Interest that is divested pursuant to this
Section 4.02(b) shall be re-allocated among the members of the LLC as provided in the Limited Liability Company Agreement and, pursuant to Section 4.02(a) hereof, the entire Carried Interest shall no longer be non-dilutable.

                  (c ) AOC and Sonera U.S. acknowledge that the primary purpose of the Carried Interest in each LLC formed pursuant to Section 2.02 hereof is to compensate AOC for its agreement to act as manager of the B-PCS System for such LLC and provide the full range of services specified in the Management Agreement, all at AOC's cost thereof. AOC and Sonera U.S. further acknowledge that it is their mutual intention and expectation that, over time, depending on the initial capitalization of such LLC and in the absence of exceptional circumstances such as significant changes in technology or in the nature or scope of the LLC's business, each LLC will have the ability to raise adequate capital without additional capital contributions by LLC members. The parties therefore agree that, after a reasonable period of time within which such capital self- sufficiency should have been achieved but in no event prior to the LLC Tenth Anniversary, it may be equitable and appropriate to decrease the non-dilutable portion of the Carried Interest and to increase the compensation to be provided to Aerial pursuant to the Management Agreement. Accordingly, if on or after an LLC Tenth Anniversary Sonera U.S. desires to negotiate with AOC to amend the percentage beneficial interest in such LLC which shall be deemed a non-dilutable Carried Interest with respect to future capital contributions, if any, to such LLC (a "Carried Interest Amendment"), then Sonera U.S. shall so notify AOC in writing, which notice shall reference this Section 4.02(c) (the "Carried Interest Negotiation Notice"). Sonera U.S. and AOC shall then negotiate with each other regarding such possible Carried Interest Amendment as well as an amendment to the related Management Agreement to provide AOC or its Affiliate, as applicable, acting in the capacity of manager thereunder, with additional compensation for such management services over and above such manager's costs (together with the Carried Interest Amendment, a "Management Compensation Amendment") for a period (the "Management Compensation Negotiation Period") beginning on the date of receipt of the Carried Interest Negotiation Notice and ending on the earlier to occur of (i) the date upon which Sonera U.S. and AOC reach agreement on the terms of a Management Compensation Amendment or (ii) 60 days after commencement of the Management Compensation Negotiation Period. During the Management Compensation Negotiation Period, Sonera U.S. and AOC shall negotiate in good faith to reach agreement on the terms of a Management Compensation Amendment. If Sonera U.S. and AOC reach such agreement during the Management Compensation Negotiation Period, then the parties hereto shall execute all documents as shall be necessary to effectuate such agreement. In the event that Sonera U.S. and AOC do not reach such agreement during the Management Compensation Negotiation Period, then each of Sonera U.S. and AOC shall give to the other a written notice of its final proposal with respect to a Management Compensation Amendment (in whatever form such party desires) on or before the last day of the Management Compensation Negotiation Period and such matter shall be submitted to arbitration pursuant to

Section 9.03(b) hereof (without first complying with the negotiation procedure set forth in Section 9.02 hereof), with the arbitrator selecting one of the two final proposals. Upon resolution of such matter by the arbitrator, the parties hereto shall execute all documents necessary to effectuate the final proposal selected by the arbitrator. Notwithstanding the provisions of this Section 4.02(c), the percentage beneficial interest held by AOC in such LLC shall not be decreased as a result of a Management Compensation Amendment.

                  Section 4.03 Additional Initial Investment. Each of AOC and, if there is no Additional Initial Class A Member, Sonera U.S. shall be entitled, at the time that an LLC is formed, to invest an additional amount of cash in immediately available funds (or otherwise in accordance with the applicable Project Notice and Proposed Business Plan) in such LLC and thereby own a greater percentage interest in such LLC than the minimum 34.5% beneficial ownership interest required of Sonera U.S. or the minimum 16% beneficial ownership interest (including the Carried Interest) required of AOC. Sonera U.S. shall advise AOC in writing of the aggregate initial percentage interest in the LLC that Sonera U.S. desires to acquire (the "Proposed Sonera U.S. Initial LLC Interest"), such Proposed Sonera U.S. Initial LLC Interest to be no less than 34.5% and no greater than 84%, such written notice to be delivered by Sonera U.S. (i) at the time that Sonera U.S., as the Proposing Party, submits a Proposed Business Plan to AOC pursuant to Section 3.01(b) hereof, (ii) at the time that Sonera U.S., as the Proposal Recipient, notifies AOC of Sonera U.S.'s decision to invest in a Proposed Project submitted to Sonera U.S. by AOC pursuant to Section 3.01(b) hereof or (iii) at the time that Sonera U.S. notifies AOC of an arrangement to acquire a B- PCS License for a Market identified in Section 3.01(c) hereof, as applicable. If Sonera U.S.

proposes to include an Additional Initial Class A Member, then the Proposed Sonera U.S. Initial LLC Interest shall be 34.5%. AOC shall then advise Sonera U.S. in writing of the aggregate initial percentage interest (including the Carried Interest) in the LLC that AOC shall acquire (the "AOC Initial LLC Interest"), such AOC Initial LLC Interest to be no less than 16% and no greater than the lesser of (A) 49% and (B) a percentage interest that is less than the Proposed Sonera U.S. Initial LLC Interest, such written notice to be delivered by AOC (i) at the time that AOC, as the Proposal Recipient, notifies Sonera U.S. of AOC's decision to invest in a Proposed Project submitted to AOC by Sonera U.S. pursuant to Section 3.01(b) hereof, (ii) within 30 days after Sonera U.S., as the Proposal Recipient, notifies AOC of Sonera U.S.'s decision to invest in a Proposed Project submitted to Sonera U.S. by AOC pursuant to Section 3.01(b) hereof or (iii) within 30 days after Sonera U.S. notifies AOC of an arrangement to acquire a B-PCS License for a Market identified in Section 3.01(c) hereof. The actual aggregate initial percentage interest in the LLC that Sonera U.S. and, if applicable, any Additional Initial Class A Member shall acquire (the "Sonera U.S. Initial LLC Interest") shall then be equal to the lesser of (A) the Proposed Sonera U.S. Initial LLC Interest and (B) the percentage interest which when added to the AOC Initial LLC Interest equals 100%. The amount of cash to be invested by each of AOC, Sonera U.S. and, if applicable, any Additional Initial Class A Member shall be determined in accordance with Section 4.04(a).

                  Section 4.04 Amount of Investment. (a) The initial amount of cash required to be invested by each of AOC, Sonera U.S. and, if applicable, any Additional Initial Class A Member, as the case may be, in the equity of each LLC shall be equal to the quotient of: (x) the product of (A) the percentage interest to be acquired by AOC, Sonera U.S. or any Additional Initial Class A

Member, as applicable, expressed as a decimal multiplied by (B) the Aggregate Required Capital Contribution; divided by (y) 0.85. For purposes of performing the foregoing calculation, the percentage interest to be acquired by AOC shall not include the Carried Interest.

                  (b) For purposes of determining the amount of cash invested by Sonera U.S. in the equity of each LLC formed pursuant to Section 2.02 hereof and, therefore, whether Sonera U.S. has invested an aggregate of $400 million for purposes of Section 3.01(a) hereof, the amount of cash deemed to be invested by Sonera U.S. in each LLC shall be equal to the amount of cash invested in the equity of each LLC by Sonera U.S. and any Additional Initial Class A Member (exclusive of such amounts so invested that are re-allocated to the capital account of AOC in such LLC in connection with the Carried Interest).

                  Section 4.05 Additional Initial Investors. (a) In the event that the sum of the Sonera U.S. Initial LLC Interest and the AOC Initial LLC Interest does not equal 100%, then Sonera U.S. and AOC shall have 120 days after the date on which AOC has advised Sonera U.S. in writing of the AOC Initial LLC Interest pursuant to Section 4.03 hereof to obtain firm commitments for the funding of the remaining Aggregate Required Capital Contribution by third parties, subject to Section 4.05(b) hereof, and Sonera U.S. and AOC shall cooperate in seeking such funding. If firm commitments are obtained to provide the remaining Aggregate Required Capital Contribution, the initial percentage interest of each such third party in such LLC shall be equal to the product of:
(x) the quotient of (A) that portion of the remaining Aggregate Required Capital Contribution paid by such third party divided by (B) the Aggregate Required Capital Contribution; multiplied by (y) 0.85.

Any third party investing in such LLC pursuant to this Section 4.05 shall be deemed a Class C Member in the LLC and the equity interest of such third party in the LLC shall be designated as a Class C Membership Interest. If firm commitments are not so obtained, then an LLC shall not be formed pursuant to
Section 2.02 hereof and the related B-PCS License shall be subject to the provisions of Section 3.02(b) hereof. Notwithstanding the investment of any third party in such LLC, the beneficial interest of Sonera U.S. in such LLC shall, at all times prior to the LLC Fifth Anniversary of such LLC, be greater than the beneficial interest in such LLC of AOC or any other Person owning a beneficial interest in such LLC.

                  (b) No third party shall be permitted to invest as an additional initial investor in an LLC pursuant to Section 4.05(a) hereof if (A) such third party, directly or indirectly, operates or manages, or beneficially owns a 20% or greater interest in, any business engaged in the provision of Wireless Services, and the population within the geographic areas served by the systems providing Wireless Services operated, managed or owned by such third party (including its Affiliates) which overlap with geographic areas served by systems providing Wireless Services owned or operated by the USCC Group or the Aerial Group, as applicable, is equal to or greater than 2% of the total population within the geographic areas of all such systems owned and operated by the USCC Group or the Aerial Group, as applicable, or (B) AOC reasonably believes the identity of such third party, or the ownership of B-PCS Licenses by the third party through its ownership of an equity interest in the Company, would be likely to present cross-ownership or competitive problems for any member of the USCC Group or the Aerial Group at the FCC or any other U.S. government agency or result in a violation of any federal or state law, rule or regulation applicable to any member of the

USCC Group or the Aerial Group;  provided,  however, that the provisions of this
Section 4.05(b) shall not be applicable to the USCC Group at any time that USCC ceases to be an Affiliate of Aerial.


                  Section 4.06 Limitation on Percentage Interest. No Class C Member, Minority Class A Member or a Minority Class B Member in an LLC shall be permitted to hold, directly or indirectly, an aggregate equity interest in such LLC, regardless of class, equal to or greater than 20%.

                                    ARTICLE V
                              TRANSFER OF INTEREST

                  Section 5.01 Restrictions on Transfer. (a) All references in this Article V to (i) a Class A Member shall be deemed to include each Affiliate of such Class A Member that holds a beneficial interest in an LLC, and (ii) a Class B Member shall be deemed to include each Affiliate of such Class B Member that holds a beneficial interest in an LLC. All references in this Article V to the "Transferring Party" shall be deemed to refer to any Class A Member or Class B Member that desires to Transfer its beneficial interest or any portion thereof in an LLC. If either the Majority Class A Member or the Majority Class B Member is the Transferring Party, then the references in this Article V to the "Non-Transferring Party" shall be deemed to refer to the Majority Class B Member or the Majority Class A Member, respectively. If any Minority Class A Member or any Minority Class B Member is the Transferring Party, then the Non-Transferring Party shall be deemed to refer to (A) in the case of a Minority Class A Member, first the Majority Class A Member and then the Majority Class B Member and (ii) in the case of a Minority Class B Member, first the Majority Class B Member and then the Majority Class A Member, such that, in each case, the provisions of this Article V shall be satisfied sequentially with respect to each Non-Transferring Party in the applicable order of priority prior to any Transfer by a Transferring Party to a Third Party Transferee (as defined herein).

                  (b) No Transfer by a Transferring Party of a beneficial interest in an LLC shall be valid unless (i) such Transfer shall comply with the provisions of this Article V and the provisions of Article VI of the Limited Liability Company Agreement governing such LLC, (ii) such transferee shall become bound by the terms and provisions of such LLC's governing documents and
(iii) all necessary approvals shall have been obtained from the FCC and any other regulatory agencies.

                  (c) Prior to an LLC Fifth Anniversary, no Transferring Party shall Transfer its beneficial interest in such LLC or any portion thereof to any other Person without the prior written consent of the Non-Transferring Party, which consent may be withheld by the Non-Transferring Party in its sole discretion.

                  (d) On or after an LLC Fifth Anniversary, each Transferring Party shall be permitted to Transfer its beneficial interest in such LLC or any portion thereof to any other Person without the prior written consent of the Non-Transferring Party; provided, however, that such Transferring Party must first comply with the provisions of Sections 5.02 and 5.03 hereof.

                  (e) Notwithstanding the provisions of Sections 5.01(c) and 5.01(d), a Transferring Party may Transfer its beneficial interest in an LLC or any portion thereof to an Affiliate of such Transferring Party at any time after the formation of such LLC without the prior written consent of the Non-Transferring Party and without compliance with the provisions of Sections
5.02 and 5.03 hereof; provided, however, that, such Affiliate shall be a wholly-owned subsidiary of such Transferring Party, so that, after giving effect to such Transfer, such Transferring Party shall continue to own, directly or indirectly, the percentage beneficial interest in the LLC that it owned immediately prior to such Transfer.

                  Section 5.02 Right of First Negotiation. (a) If on or after an
LLC Fifth Anniversary a Transferring Party desires to Transfer its beneficial interest in an LLC or any portion thereof without the prior written consent of the Non-Transferring Party to a Person other than the Non- Transferring Party or a wholly-owned Subsidiary of such Transferring Party (a "Third Party Transferee"), then the Transferring Party must first notify the Non-Transferring Party in writing of its desire to effect a Transfer, which notice shall state the percentage interest in the LLC that the Transferring Party desires to Transfer and refer to this Section 5.02 (the "Transfer Notice"). The Non-Transferring Party shall have a period of ten days from the receipt of the Transfer Notice within which to provide the Transferring Party with a written notice that the Non-Transferring Party desires to invoke the provisions of
Section 5.02(b) (the "Transfer Negotiation Notice"). If the Non- Transferring Party fails to timely provide a Transfer Negotiation Notice or comply with any of the provisions of Section 5.02(b), then the Transferring Party may Transfer such interest in such LLC to a Third Party Transferee, subject to compliance with the provisions of Sections 5.01(a) and 5.03 hereof.

                  (b) If the Non-Transferring Party timely provides a Transfer Negotiation Notice to the Transferring Party pursuant to Section 5.02(a), then the Non-Transferring Party shall have the exclusive right to negotiate with the Transferring Party regarding the possible acquisition by the Non-Transferring Party of such interest of the Transferring Party in the LLC for a period (the "Transfer Negotiation Period") beginning on the date of receipt by the Transferring Party of the Transfer Negotiation Notice and ending on the earlier to occur of (i) the date upon which the Transferring Party and the Non-Transferring Party reach agreement on the terms of the Transfer of such LLC interest from the Transferring Party to the Non-Transferring Party or (ii) 60 days after the commencement of the Transfer Negotiation Period. During the Transfer Negotiation Period, the Transferring Party and the Non-Transferring Party shall negotiate in good faith to reach agreement on the terms of a Transfer of such LLC interest from the Transferring Party to the Non-Transferring Party. If the parties reach such agreement during the Transfer Negotiation Period, then the parties shall promptly prepare and file all necessary applications with the FCC and any other regulatory agencies and the closing of the Transfer of the LLC interest from the Transferring Party to the Non- Transferring Party shall occur within 30 days after the receipt of all necessary FCC and other regulatory approvals. In the event that the parties do not reach such agreement during the Transfer Negotiation Period, then the Non-Transferring Party shall give to the Transferring Party a written notice of the Non-Transferring Party's final bid to acquire such interest (in whatever form the Non- Transferring Party desires) on or before the last day of the Transfer Negotiation Period, which final bid the Transferring Party shall have the right to accept (A) for a period of 30 days after its receipt thereof, during which 30-day period such final bid shall be irrevocable, and (B) for a period of an additional 60 days thereafter, during which additional 60-day period such final bid shall be revocable upon the Transferring Party's receipt of written notice of revocation from the Non-Transferring Party prior to the Transferring Party's acceptance of such final bid.

                  (c) In the event that the Transferring Party neither reaches agreement via negotiation with the Non-Transferring Party to Transfer such interest in the LLC to the Non-Transferring Party nor accepts the Non-Transferring Party's final bid pursuant to Section 5.02(b), then the Transferring Party shall be permitted to Transfer such interest in the LLC to a Third Party Transferee; provided, however, that in no event shall the Transferring Party Transfer, or enter into an agreement to Transfer, such LLC interest to a Third Party Transferee unless (i) the Transferring Party has negotiated in good faith during the Transfer Negotiation Period to effect a Transfer of such interest to the Non-Transferring Party pursuant to Section 5.02(b), (ii) the Transferring Party enters into a binding agreement within 180 days after the termination of the latest Transfer Negotiation Period to Transfer such interest to a Third Party Transferee at a higher price than the price offered to the Transferring Party by any Non-Transferring Party in its final bid and (iii) the Transferring Party and the Third Party Transferee shall comply with the provisions of Section 5.03 hereof. If such binding agreement is terminated prior to consummation of such Transfer, then the provisions of this
Section 5.02 shall once again become applicable to such Transferring Party's interest in the LLC.

                  (d) For purposes of this Section 5.02, if the price in a binding agreement to consummate a Transfer, or in the Non-Transferring Party's final bid, is to be paid in something other than money in a lump sum at the closing, then the Transferring Party and the Non-Transferring Party shall use their reasonable best efforts to reach agreement as to an equivalent in monetary terms, which shall constitute the price for the purposes of Section 5.02(c)(ii). In the event that the price in a binding agreement or final bid is to be paid in whole or in part in shares of a public company and such shares are traded on a national stock exchange, the value of such securities, for purposes of calculating such price, shall be the average closing price for such shares as reported in The Wall Street Journal for the twenty trading days ending on and including the third trading day prior to the date of the Non-Transferring Party's written notice of its final bid as set forth in Section 5.02(b) or the date of the execution of the binding agreement as referenced in Section 5.02(c), as the case may be; provided, however, appropriate adjustments shall be made to the value of such shares for (i) extraordinary dividends, stock splits or any other extraordinary distributions, (ii) a combination of such public company's outstanding shares into a smaller number of shares or (iii) any reorganization or reclassification of such public company's shares or any consolidation or merger with another company. If such an agreement cannot be reached within ten days after the Transferring Party (in the case of a final bid) or the Non-Transferring Party (in the case of a binding agreement to consummate a Transfer) receives written notice of the price offered, such equivalent shall be determined by an appraiser agreed upon (and paid equally) by the Transferring Party and the Non- Transferring Party or, if they cannot agree upon an appraiser within ten days after the end of such initial ten-day period, by three appraisers, one of whom shall be chosen within ten days after the end of such second ten-day period by the Transferring Party (and paid by the Transferring Party), one of whom shall be chosen (and paid) by the Non-Transferring Party within the same period, and the third of whom shall be chosen by the first two so chosen within an additional ten days and paid equally by the Transferring Party and the Non-Transferring Party. The decision of the agreed-upon appraiser or, as the case may be, a majority of the three appraisers, shall be made within 45 days after he or they, as the case may be, are chosen and shall be final and binding upon the Transferring Party and the Non-Transferring Party. All time periods specified in Sections 5.02(a) through (c) shall be extended by the length of time necessary for such appraiser(s) to be chosen and for such appraisal to be made (if it becomes necessary).

                  Section 5.03 Tag-Along Rights. (a) Subject to the provisions of Section 5.03(b) hereof, a Majority Class A Member shall not Transfer any portion of its beneficial interest in an LLC formed pursuant to Section 2.02 hereof to a Third Party Transferee unless the Majority Class B Member is given the opportunity to Transfer to the Third Party Transferee up to that percentage of such Majority Class B Member's beneficial interest in such LLC that bears the same proportion to the total percentage beneficial interest of the Majority Class B Member in the LLC as the percentage beneficial interest in the LLC proposed to be Transferred by the Majority Class A Member bears to the total percentage beneficial interest in the LLC of the Majority Class A Member, such transfer to be concurrent with the Transfer by the Majority Class A Member to the Third Party Transferee and at a price per percentage beneficial interest and on terms and subject to conditions that are no less favorable to the Majority Class B Member than those to the Majority Class A Member. The Majority Class B Member may exercise such tag-along right by giving written notice (a "Tag-Along Notice") of such exercise to the Majority Class A Member no later than 15 days after the Majority

Class A Member has provided written notice to the Majority Class B Member of such proposed Transfer, such notice by the Majority Class A Member to include the identity of the Third Party Transferee, the percentage interest that the Majority Class A Member will Transfer to the Third Party Transferee and the price, terms and conditions upon which such Transfer is to be effected. Such Tag-Along Notice shall specify the percentage interest that the Majority Class B Member shall Transfer to the Third Party Transferee pursuant to this Section
5.03. If the Majority Class B Member exercises such tag-along right, then the Majority Class A Member shall not Transfer its LLC interest to the Third Party Transferee unless the Third Party Transferee also acquires the interest of the Majority Class B Member specified in the Tag-Along Notice in accordance with the provisions of this Section 5.03.

                  (b) In the event that the Transfer by the Majority Class A Member would result in the Majority Class A Member no longer holding a majority of the Aggregate Class A Membership Interest Percentage, then the Majority Class B Member shall be entitled to Transfer to the Third Party Transferee up to 100% of the Majority Class B Member's beneficial interest in such LLC. Any partial exercise by the Majority Class B Member of, or failure by the Majority Class B Member to exercise, its rights set forth in this Section 5.03 shall not prohibit the Majority Class B Member from exercising such rights in connection with one or more subsequent Transfers to which this Section 5.03 is applicable.

                  Section 5.04 Limitation on Non-Transferring Party's Rights. A Non-Transferring Party or a Majority Class B Member shall only be entitled to exercise its rights as set forth in

Sections 5.02 or 5.03 hereof, respectively, with respect to an LLC at any time that either the Non- Transferring Party (and any Affiliate thereof) or the Majority Class B Member (and any Affiliate thereof), respectively, holds at least a 15% beneficial interest in such LLC.

                                   ARTICLE VI
                                   TECHNOLOGY

                  Section 6.01 Technological Changes and Advances. The parties hereto agree that one of the primary reasons for forming the Venture is the parties' mutual interest in GSM Technology. Sonera U.S. and AOC shall work together to determine, with respect to the system operated by each LLC formed pursuant to Section 2.02 hereof, the nature, timing and implementation of technological changes and advances, including changes involving the evolution of GSM Technology and the development of subsequent technologies based on or derived from GSM Technology, consistent with such mutual interest in GSM Technology. In making such determination, Sonera U.S. and AOC shall give full consideration to the operational plans and capabilities of AOC and its Affiliates with respect to other B-PCS Markets owned or managed by AOC or its Affiliates, as well as the parties' mutual interest in maintaining consistency between the technology utilized by each LLC formed pursuant to Section 2.02 hereof and the technology utilized by (i) each other LLC formed pursuant to
Section 2.02 hereof, (ii) AOC and its Affiliates with respect to other B-PCS Markets owned or managed by AOC or its Affiliates and (iii) other providers of B-PCS in the United States utilizing GSM Technology. If Sonera U.S. and AOC are unable to agree regarding the proposed implementation of any technological changes or advances with respect to any LLC formed pursuant to Section 2.02 hereof (a "Technology Dispute"), then, prior to such implementation, Sonera U.S. and AOC shall address such Technology Dispute pursuant to the provisions of Section 9.02 and Section 9.03(b) hereof.

                                   ARTICLE VII
                                   NAME OF LLC

                  Section 7.01 Name of LLC. At all times that AOC or an Affiliate thereof is managing the B-PCS System of an LLC formed pursuant to
Section 2.02 hereof, the business of such LLC shall be carried on using the same name, and only such name, as that used from time to time by Aerial in the Markets identified on Schedule 3.05, with such variations and changes thereto as Aerial shall deem useful, appropriate or necessary for any legal or reasonable business purpose, giving due consideration to the potential impact on any LLC formed pursuant to Section 2.02 hereof, and Aerial shall grant each LLC a license to use such name, all pursuant to the terms and conditions of the Trademark License Agreement in substantially the form attached hereto as Exhibit C.

                                  ARTICLE VIII
                            MANAGEMENT AND OPERATION

                  Section 8.01 Board of Managers. (a) The Class A Members and the Class B Members will appoint a Board of Managers for each LLC formed pursuant to Section 2.02 hereof (an "LLC Board"), which LLC Board in each case will consist of seven Managers. Four of the

Managers shall be elected by the Class A Members and three of the Managers shall be elected by the Class B Members. The Class C Members, if any, shall not be entitled to elect any Managers to the LLC Board. In electing Managers to represent the Class A Members and the Class B Members on the LLC Board, the vote of a majority of the Aggregate Class A Membership Interest Percentage or Aggregate Class B Membership Interest Percentage, respectively, shall govern.

                  (b) Sonera U.S. agrees that, as long as Sonera U.S. or an Affiliate of Sonera U.S. is the Majority Class A Member and AOC or an Affiliate of AOC directly or indirectly owns a beneficial interest in an LLC formed pursuant to Section 2.02 hereof, Sonera U.S. will not designate as a representative of Sonera U.S. on the LLC Board of such LLC any individual who is an officer, director or representative of any third party (other than Sonera or Sonera U.S.) that is in Competition with AOC or any Affiliate of AOC to any significant extent. AOC agrees that, as long as AOC or an Affiliate of AOC is the Majority Class B Member and Sonera U.S. or an Affiliate of Sonera U.S. directly or indirectly owns a beneficial interest in an LLC formed pursuant to
Section 2.02 hereof, AOC will not designate as a representative of AOC on the LLC Board of such LLC any individual who is an officer, director or representative of any third party (other than Aerial or AOC) that is in Competition with Sonera U.S. or any Affiliate of Sonera U.S. to any significant extent.

                  (c) In addition, if (i) either AOC or an Affiliate thereof, on the one hand, or Sonera U.S. or an Affiliate thereof, on the other hand, has appointed as its representative to the LLC Board of any LLC formed pursuant to
Section 2.02 hereof an officer or director of a third party, (ii) either AOC or any Affiliate thereof, on the one hand, or Sonera U.S. or any Affiliate thereof, on the other hand, jointly pursuant to this Agreement or individually, has entered into a binding agreement to acquire a license issued by the FCC to provide Wireless Services or to operate or manage a system providing Wireless Services, (iii) the presence of such officer or director of such third party on such LLC Board would prevent such acquisition, operation or management due to the restrictions on spectrum aggregation set forth in Section 20.6 of the FCC rules and (iv) the party committing to acquire such license or operate or manage such system has requested a waiver from the FCC with respect to the application of Section 20.6, then the party that appointed such third party officer or director agrees to replace such third party officer or director as its representative on such LLC Board with a representative that will not prevent such acquisition, operation or management pursuant to Section 20.6 of the FCC rules; provided, however, that if such waiver subsequently is granted by the FCC, then such third party officer or director shall again become eligible to serve on such LLC Board. All expenses incurred in connection with the preparation and filing of such waiver application shall be the responsibility of the party requesting such waiver.

                  Section 8.02  Unanimous  Approval.  No LLC formed  pursuant to
Section 2.02 hereof shall take any of the following actions without the unanimous approval of its LLC Board:

                  (i)  prior  to the LLC  Fifth  Anniversary  of such  LLC,  any transfer, assignment or disposition of all or any substantial portion of the assets of such LLC, any plan or agreement by which such LLC disaggregates or partitions its B-PCS License or assigns its B-PCS License or makes spectrum available through a resale or use arrangement, or any Restricted Business Combination of such LLC with or into any other entity, in each case whether involving a member of such LLC, an Affiliate of such LLC or of a member, or a third party; or

                  (ii) any other action for which unanimous approval of the LLC Board is required as set forth in the Limited Liability Company Agreement governing such LLC.

                  Section 8.03 Right of First Negotiation. (a) If on or after an LLC Fifth Anniversary the Majority Class A Member desires to enter into or permit such LLC to enter into any agreement with respect to any matter set forth in clause (i) of Section 8.02 hereof (a "Restricted LLC Action"), then the Majority Class A Member must first notify the Majority Class B Member in writing of its desire to effect a Restricted LLC Action, which notice shall indicate the type of Restricted LLC Action that the Majority Class A Member desires to effect and refer to this Section 8.03 (the "Restricted LLC Action Notice"). The Majority Class B Member shall have a period of ten days from the receipt of the Restricted LLC Action Notice within which to provide the Majority Class A Member with a written notice that the Majority Class B Member desires to invoke the provisions of Section 8.03(b) (the "Restricted LLC Action Negotiation Notice"). If the Majority Class B Member fails to timely provide a Restricted LLC Action Negotiation Notice or comply with any of the provisions of Section 8.03(b), then the Majority Class A Member and the LLC may consummate such Restricted LLC Action with one or more Persons other than the Majority Class B Member.

                  (b)  If  the  Majority  Class  B  Member  timely   provides  a
Restricted LLC Action Negotiation Notice to the Majority Class A Member pursuant to Section 8.03(a), then the Majority

Class B Member shall have the exclusive right to negotiate with the Majority Class A Member (with the Majority Class A Member representing the LLC) regarding the possible consummation of the Restricted LLC Action with the Majority Class B Member rather than with one or more other Persons for a period (the "Restricted LLC Action Negotiation Period") beginning on the date of receipt by the Majority Class A Member of the Restricted LLC Action Negotiation Notice and ending on the earlier to occur of (i) the date upon which the Majority Class B Member and the Majority Class A Member reach agreement on the terms of the consummation of the Restricted LLC Action with the Majority Class B Member rather than with one or more other Persons, or (ii) 60 days after commencement of the Restricted LLC Action Negotiation Period. During the Restricted LLC Action Negotiation Period, the Majority Class A Member and the Majority Class B Member shall negotiate in good faith to reach agreement on the terms of a consummation of the Restricted LLC Action with the Majority Class B Member rather than with one or more other Persons. If the parties reach such agreement during the Restricted LLC Action Negotiation Period, then the parties shall promptly prepare and file all necessary applications with the FCC and any other regulatory agencies and the closing of the Restricted LLC Action with the Majority Class B Member shall occur within 30 days after receipt of all necessary FCC and other regulatory approvals. In the event that the parties do not reach such agreement during the Restricted LLC Action Negotiation Period, then the Majority Class B Member shall give to the Majority Class A Member a written notice of the Majority Class B Member's final bid to consummate such Restricted LLC Action with the LLC (in whatever form the Majority Class B Member desires) on or before the last day of the Restricted LLC Action Negotiation Period, which final bid the Majority Class A Member shall have the right to accept (A) for a period of 30 days after its receipt thereof, during which 30-day period such final bid shall be irrevocable, and (B) for a period of an additional 60 days thereafter, during which additional 60-day period such final bid shall be revocable upon the Majority Class A Member's receipt of written notice of revocation from the Majority Class B Member prior to the Majority Class A Member's acceptance of such final bid.

                  (c) In the event that the Majority Class A Member neither reaches agreement via negotiation with the Majority Class B Member to consummate the Restricted LLC Action with the Majority Class B Member nor accepts the Majority Class B Member's final bid pursuant to Section 8.03(b), then the Majority Class A Member and the LLC shall be permitted to consummate the Restricted LLC Action with one or more Persons other than the Majority Class B Member; provided, however, that in no event shall the Majority Class A Member or the LLC consummate, or enter into an agreement to consummate, the Restricted LLC Action with such other Persons unless (i) the Majority Class A Member has negotiated in good faith during the Restricted LLC Action Negotiation Period to effect such Restricted LLC Action with the Majority Class B Member pursuant to
Section 8.03(b) and (ii) the Majority Class A Member or the LLC enters into a binding agreement within 180 days after the termination of the Restricted LLC Action Negotiation Period to consummate such Restricted LLC Action with one or more Persons other than the Majority Class B Member at a higher price than the price offered to the Majority Class A Member or the LLC by the Majority Class B Member in its final bid.

                  (d) For purposes of this Section 8.03, if the price in a binding agreement to consummate a Restricted LLC Action, or in the Majority Class B Member's final bid, is to be paid in something other than money in a lump sum at the closing, then the Majority Class A Member and the Majority Class B Member shall use their reasonable best efforts to reach agreement as to an equivalent in monetary terms, which shall constitute the price for the purposes of Section 8.03(c)(ii). In the event that the price in a binding agreement or final bid is to be paid in whole or in part in shares of a public company and such shares are traded on a national stock exchange, the value of such securities, for purposes of calculating such price, shall be the average closing price for such shares as reported in The Wall Street Journal for the twenty trading days ending on and including the third trading day prior to the date of the Majority Class B Member's written notice of its final bid as set forth in Section 8.02(b) or the date of the execution of the binding agreement as referenced in Section 8.02(c), as the case may be; provided, however, appropriate adjustments shall be made to the value of such shares for (i) extraordinary dividends, stock splits or any other extraordinary distributions, (ii) a combination of such public company's outstanding shares into a smaller number of shares or (iii) any reorganization or reclassification of such public company's shares or any consolidation or merger with another company. If such an agreement cannot be reached within ten days after the Majority Class A Member (in the case of a final bid) or the Majority Class B Member (in the case of a binding agreement to consummate a Restricted LLC Action) receives written notice of the price offered, such equivalent shall be determined by an appraiser agreed upon (and paid equally) by the Majority Class A Member and the Majority Class B Member or, if they cannot agree upon an appraiser within ten days after the end of such initial ten-day period, by three appraisers, one of whom shall be chosen within ten days after the end of such second ten-day period by the Majority Class A Member (and paid by the Majority Class A Member), one of whom shall be chosen (and paid) by the Majority Class B Member within the same period, and the third of whom shall be chosen by the first two so chosen within an additional ten days and paid equally by the Majority Class A Member and the Majority Class B Member. The decision of the agreed-upon appraiser or, as the case may be, a majority of the three appraisers, shall be made within 45 days after he or they, as the case may be, are chosen and shall be final and binding upon the Majority Class A Member and the Majority Class B Member. All time periods specified in Sections 8.03(a) through (c) shall be extended by the length of time necessary for such appraiser(s) to be chosen and for such appraisal to be made (if it becomes necessary).

                  (e) The Majority Class B Member shall not be entitled to exercise its rights as set forth in this Section 8.03 with respect to any LLC at any time that the Majority Class B Member (and any Affiliate thereof) holds less than a 15% beneficial interest in such LLC.

                  Section 8.04 Management and Operation. Each LLC formed pursuant to Section 2.02 hereof shall, as of the date of formation, enter into a management agreement with AOC or an Affiliate of AOC in substantially the form attached hereto as Exhibit D (the "Management Agreement") pursuant to which AOC or an Affiliate of AOC shall manage the daily operations of the B-PCS system of such LLC. If the System Manager is not AOC but rather an Affiliate of AOC, then AOC shall cause such Affiliate to perform the covenants and obligations of such Affiliate set forth in the Management Agreement and shall make available to such Affiliate sufficient resources to enable such Affiliate to so perform. The Management Agreement between AOC or its Affiliate and the LLC shall not be terminated by the LLC except pursuant to the terms thereof.

                                   ARTICLE IX
                                    DISPUTES

                  Section   9.01   General.   The   parties   agree  to  address
disagreements and disputes arising out of or related to this Agreement or the breach hereof through the procedures set forth in this Article IX.

                  Section 9.02 Negotiation Procedure. (a) The Aerial Parties, on the one hand, and Sonera U.S., on the other hand, shall designate one or more employees or representatives who will be the initial contact for resolving disputes that may arise under this Agreement that do not involve an amount in excess of $50,000. The Aerial Parties and Sonera U.S. shall first raise such disputes with a designated employee or representative of the other party. The designated employees or representatives shall work together to resolve the relevant issue in a manner that meets the interests of both the Aerial Parties and Sonera U.S., or until the issue is referred to designated officers of the parties as set forth in Section 9.02(b). Any disputes that involve an amount in excess of $50,000 shall be referred to the designated officers of the parties as set forth in Section 9.02(b).

                  (b) The Aerial Parties and Sonera U.S. shall also designate one or more officers who will review (i) disputes that involve an amount in excess of $50,000 or (ii) disputes that the designated employees or representatives are unable to resolve pursuant to Section 9.02(a). Any matter not resolved by such designated employees within 30 days after the date on which a party hereto first notifies a designated employee of the other party shall be referred to such designated officers for resolution. The designated officers shall work together to resolve the disputes so referred to them in a manner that meets the interests of both the Aerial Parties and Sonera U.S., either until such agreement is reached, or until an impasse is declared by either the Aerial Parties or Sonera U.S.; provided, however, that an impasse shall not be declared by either the Aerial Parties or Sonera U.S. prior to the fifteenth day after such dispute has first been referred to such designated officers. Notice of declaration of any impasse shall be given pursuant to Section 11.02 hereof.

                  (c) The employees or representatives and officers initially designated by the Aerial Parties and Sonera U.S. for purposes of this Section
9.02 are set forth in Schedule 9.02(c) to this Agreement. Parties may change such designation by giving notice of such change pursuant to Section 11.02 hereof.

                  (d) Any resolution of a dispute by the designated employees or representatives pursuant to Section 9.02(a) hereof or by the designated officers pursuant to Section 9.02(b) hereof shall be in writing signed by such persons on behalf of the parties. Notwithstanding any provision of this Article IX, no resolution of any dispute by any designated employee, representative or officer shall constitute an amendment of this Agreement without the approval of the respective boards of directors of each party hereto.

                  Section 9.03 Unresolved  Disputes.  (a) Except as set forth in
Section 9.03(b) hereof, the parties shall be entitled to exercise or resort to any and all rights and remedies provided in this

Agreement or at law or in equity with respect to any controversy or claim not resolved through the procedures set forth in Section 9.02 hereof.

                  (b) Any Technology  Dispute  arising  pursuant to Section 6.01 hereof not resolved through the procedures set forth in Section 9.02 hereof and any final proposals submitted in connection with a Management Compensation
Amendment pursuant to Section 4.02(c) hereof shall be settled by arbitration, which shall be final and non-appealable, administered by the American Arbitration Association in accordance with its Commercial Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceeding shall be conducted in the Washington, D.C. metropolitan area by one neutral arbitrator, unless either the Aerial Parties or Sonera U.S. notifies the other, prior to commencement of the procedure to select an arbitrator, that such Aerial Parties or Sonera U.S., as applicable, desire to have the arbitration proceeding conducted by three neutral arbitrators. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, any party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall set forth the arbitration award in a written opinion issued within 90 days from the date of selection of such arbitrator, unless such 90-day period is extended by mutual agreement of the parties. Neither a party or an Affiliate thereof nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties, except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as otherwise required by law (including the requirement of Aerial or any Affiliate thereof to disclose such terms under the federal securities laws or under the rules of any securities exchange on which its securities are listed, and including the requirement of Sonera or any Affiliate thereof to disclose such terms under the securities laws of Finland or other applicable jurisdictions). The parties acknowledge that this contract evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

                  Section 9.04 Jurisdiction; Consent to Service of Process. (a) Subject to and in furtherance of the provisions of Section 9.03, each party hereby irrevocably consents and submits to the jurisdiction of the United States District Court for the District of Delaware and any court of the State of Delaware in any action, suit or proceeding arising out of, resulting from or relating to this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 9.04 and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of Delaware other than for such purpose.

                  (b) Sonera U.S. hereby irrevocably appoints The Corporation Trust Company, at its office at 1209 Orange Street, Wilmington, Delaware, United States of America, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of, resulting from or relating to this Agreement, and upon whom such process may be served, with the same effect as if it were a resident of the State of Delaware, and had been lawfully served with such process in such jurisdiction, and waives all claim of error by reason of such service, provided that in the case of any service upon such agent and attorney, the Aerial Parties shall also deliver a copy thereof to Sonera U.S. at the address and in the manner specified in Section 11.02. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, Sonera U.S. will appoint a successor agent and attorney in Wilmington, Delaware, reasonably satisfactory to the Aerial Parties, with like powers or, if Sonera U.S. fails to make such appointment, Sonera U.S. hereby authorizes either Aerial Party to appoint such agent. Sonera U.S. shall pay the annual fee due to The Corporation Trust Company or such successor agent for acting in such capacity; provided, however, that if Sonera U.S. fails to make such payment, then the Aerial Parties shall be permitted to do so.

                                    ARTICLE X
                         REPRESENTATIONS AND WARRANTIES

                  Each party hereby represents and warrants to the other party as follows (each party making said representations and warranties as to itself and as to and on behalf of each of its Affiliates which is a party to any or all of the agreements and instruments which are being executed and delivered in connection herewith):

                  Section 10.01 Organization and Standing. It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite authority and power to carry on its business as now being conducted by it, and is in good standing in each jurisdiction in which the nature of the business conducted by it requires it to be qualified therein to do business.

                  Section 10.02 Authorization. It has taken all action necessary for the authorization, execution, delivery and performance by it of this Agreement and the other agreements being delivered simultaneously herewith to which it is a party, and when this Agreement and other agreements are executed and delivered by it, they will constitute its valid and binding obligations in accordance with their respective terms. It has all necessary corporate and other power with respect to the foregoing.

                  Section 10.03 Litigation. It is not a party to any pending or, to the best of its knowledge threatened, litigation or other proceeding which, if adversely determined, would have a material adverse effect upon the Venture or any LLC formed pursuant to Section 2.02 hereof or such LLC's tangible or intangible assets or operations.

                  Section 10.04 Absence of Conflict. Neither the execution, delivery or performance by it of this Agreement or of any other agreements which are being executed and delivered simultaneously herewith to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of or compliance with the terms and conditions hereof or thereof, will (nor with the giving of notice or lapse of time or both would) conflict with its charter, bylaws or other instrument pursuant to which it is organized, or result in a breach of or constitute a default under or conflict with any material contract, agreement or instrument to which it is a party or by which it or any of its properties are bound, or any law, rule, or regulation applicable to it or any of its properties. Any third party, governmental or administrative consents or approvals which are required in connection with the foregoing have been obtained and are in full force and effect.

                  Section 10.05 Absence of  Undisclosed  Liabilities.  It has no
material debts, liabilities, contracts or other obligations which could reasonably be expected to affect the Venture or any LLC formed pursuant to
Section 2.02 hereof in a materially adverse manner.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  Section 11.01 Confidentiality. (a) In addition to any obligations of confidentiality pursuant to other agreements already existing between the parties hereto (which this Section 11.01 is not intended to supersede with respect to information disclosed prior to the execution of this Agreement), each party hereto will, and will cause its Affiliates to, hold in confidence and not disclose to any of its own personnel or personnel of its Affiliates not having a need to know or to any third party without the prior written consent of the other parties hereto: (i) any information received by it from the other parties in connection with the transactions contemplated hereby or (ii) any specific terms of this Agreement or any agreement being delivered simultaneously herewith.

                  (b) The foregoing obligation of confidence shall extend for the term of this Agreement and any extensions hereof and for a period of 5 years thereafter; provided, however, that no party shall be obligated to maintain in confidence information:

                  (i) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving party;

                  (ii) which is or becomes available to the receiving party from a source other than the disclosing party, which source has no obligation to the disclosing party in respect thereof;

                  (iii) which is made available by the disclosing party in written form to a third party which is not an Affiliate of the disclosing party on an unrestricted basis;

                  (iv)  which is required to be disclosed by law; or

                  (v) disclosure of which is mutually agreed to by the parties.

                  (c) If any party hereto discloses such information to a third party, such disclosing party shall ensure that suitable undertakings of secrecy are imposed upon such third party which are no less stringent than those of this
Section 11.01.

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                  Section  11.02   Notices.   All  notices,   claims  and  other
communications hereunder shall be in writing and shall be made by hand delivery, facsimile, or overnight air courier guaranteeing next day delivery, as follows:

                  (a)  If to the Aerial Parties, at:

                           Aerial Communications, Inc.
                           8410 West Bryn Mawr Avenue
                           Suite 1100
                           Chicago, Illinois  60631
                           Attention:  Donald W. Warkentin
                           Telephone:  (773) 399-4145
                           Facsimile:  (773) 399-7997

                  with a copy (which shall not constitute notice) to:

                           Telephone and Data Systems, Inc.
                           30 North LaSalle Street
                           Suite 4000
                           Chicago, Illinois  60602
                           Attention:  LeRoy T. Carlson, Jr.
                           Telephone:  (312) 630-1900
                           Facsimile:  (312) 630-9299

                  and a copy (which shall not constitute notice) to:

                           Sidley & Austin
                           One First National Plaza
                           42nd Floor - SW
                           Chicago, Illinois  60603
                           Attention:  Michael G. Hron, Esq.
                           Telephone:  (312) 853-2030
                           Facsimile:  (312) 853-7036


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                  (b) if to Sonera U.S., at:

                           Sonera Ltd.
                           P.O. Box 106
                           FIN-00051-TELE
                           Teollisuuskatu 15, Helsinki
                           Attention: Maire Laitinen, Esq.
                           Telephone:  011-35-8-2040-3641
                           Facsimile:  011-35-8-2040-3414

                  with a copy (which shall not constitute notice) to:

                           Patton Boggs, L.L.P.
                           2550 M. Street, N.W.
                           Washington, D.C.  20037-1350
                           Attention:  Richard M. Stolbach, Esq.
                           Telephone:  (202) 457-6324
                           Facsimile:  (202) 457-6315


or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this Section
11.02. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

                  Section 11.03 Further Assurances. Each of the parties hereto agrees to take all reasonably necessary steps to do all such further acts and things as may be necessary to carry out the purposes and intentions of this Agreement and to ensure that the Venture can carry on its business through LLCs consistent with and as contemplated by this Agreement.


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                  Section  11.04  Amendment.  This  Agreement  may  be  amended, modified and supplemented only by written agreement of Sonera U.S. and the Aerial Parties.

                  Section 11.05 Waiver of Compliance; Consents. Any failure by the Aerial Parties or Sonera U.S. to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits waivers or consents by or on behalf of any party, such waiver or consent shall be given in writing.

                  Section 11.06 Expenses. Each party hereto shall pay its own legal, accounting and other expenses incident to this Agreement and the consummation of the transactions contemplated thereby.

                  Section 11.07 Entire Agreement. This Agreement, the Supplemental Agreement, the Purchase Agreement, the Investment Agreement and the documents referred to herein and therein embody the whole agreement and understanding of the parties with respect to the relations contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings with respect thereto, other than those set forth or referred to in such agreements. Such agreements supersede all prior agreements and understandings between the parties with respect to the subject matter hereof. No rights in favor of third parties are hereby created.


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                  Section 11.08 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 11.09 Headings and Captions. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 11.10 Severability. In the event any provision of this Agreement is found to be invalid or unenforceable in whole or in part, the remaining provisions of this Agreement nevertheless shall be binding and the invalid or unenforceable provision shall be replaced by a valid and enforceable provision which comes closest to the intent or economic effect of the provision to be replaced.

                  Section 11.11 Governing Law. This Agreement shall be construed in accordance with and subject to the local, internal laws of the State of Delaware.

                  Section 11.12 Compliance with FCC Rules. (a) Notwithstanding any other provision in this Agreement, the parties hereto shall at all times comply with, and all provisions of this Agreement shall be subject to, all applicable rules and regulations of the FCC, including but not limited to approval by the FCC prior to the acquisition of any B-PCS License and to the restrictions

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on  spectrum  aggregation  set forth in Section  20.6 of the FCC rules,  and the parties hereto shall cooperate in the preparation and filing of all necessary applications with the FCC.

                  (b) To the extent that (i) any party hereto or an Affiliate thereof, jointly pursuant to this Agreement or individually, desires to enter into a binding agreement to acquire a license issued by the FCC to provide Wireless Services or to manage or operate a system providing Wireless Services and (ii) such acquisition, operation or management would be prevented due to the restrictions on spectrum aggregation set forth in Section 20.6 of the FCC rules, then the parties shall, for a period of not less than 15 business days, cooperate in good faith to consider, but (except as set forth in Section 8.01(c) hereof) shall not be obligated to take, such action as may be necessary to render the restrictions of Section 20.6 inapplicable to such acquisition, operation or management.

                  (c) Upon the request of any party hereto, the parties hereto agree to reasonably cooperate in seeking a waiver from the FCC of the application of Section 20.6 of the FCC rules to the acquisition by any Person (other than by a Person who, as a result of such acquisition, will be the Majority Class A Member or the Majority Class B Member) of an equity interest in an LLC formed pursuant to Section 2.02 hereof equal to or greater than 20%. All expenses incurred in connection with the preparation and filing of such waver application shall be the responsibility of the party proposing that such waiver be obtained. The pendency of such waiver request shall not restrict or otherwise delay any party from taking any action permitted by, or exercising any rights set forth in, this Agreement or the related Limited Liability Company Agreement. If such waiver is granted by the FCC, then such acquisition of an equity interest equal to or greater than 20% shall

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not be deemed a violation  of Section  4.06 hereof or Sections  3.4 or 6.2(f) of the Limited Liability Company Agreement.

                  (d) In the event that the FCC, pursuant to a rulemaking proceeding, adopts rules, which have become final and non-appealable, amending the restrictions on spectrum aggregation set forth in Section 20.6 of the FCC rules, then the parties hereto shall, to the extent consistent with such amendment, (i) amend Sections 4.06 and 8.01(c) hereof and Sections 3.4 and 6.2(f) of the form of Limited Liability Company Agreement and (ii) in connection with each LLC already formed pursuant to Section 2.02 hereof, propose that the related Limited Liability Company Agreement be similarly amended.

                  Section 11.13 No Claim of Immunity. Sonera U.S. agrees that, to the extent that it or any of its property, its Affiliates, or property of its Affiliates is or becomes entitled at any time to any immunity, on the grounds of sovereignty or otherwise, based upon its status as an agency or instrumentality of government, from any arbitration, legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement from the jurisdiction of any arbitrator or competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitration award, or from any other legal process in any jurisdiction, it, for itself, its Affiliates, its property and that of its Affiliates, expressly, irrevocably and unconditionally agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money).

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                  Section 11.14 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective permitted successors and assigns; provided, however, that neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

                  Section 11.15 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or the provisions hereof were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.

                  Section 11.16 Remedies Cumulative. Except as otherwise provided herein, each and all of the rights and remedies in this Agreement provided, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

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                  Section  11.17  Limitation  on  Damages.  Neither  the  Aerial
Parties nor Sonera U.S. shall be liable to the other for damages hereunder except for reasonable direct economic and pecuniary costs (including reasonable attorneys' fees) and damages (which shall not include consequential, exemplary, expectancy, indirect, punitive or special damages) arising out of or in connection with any act or failure to act under, or breach of the terms of, this Agreement.
                                    * * * * *

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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the date first written above.

AERIAL COMMUNICATIONS, INC.


By:      /s/ Donald W. Warkentin
         -------------------------------------
         Donald W. Warkentin
         President and Chief Executive Officer


AERIAL OPERATING CO., INC.


By:      /s/ Donald W. Warkentin
         -------------------------------------
         Donald W. Warkentin
         President and Chief Executive Officer


SONERA CORPORATION U.S.


By:      /s/ Kaj-Erik Relander
         -------------------------------------
Name:    Kaj-Erik Relander
         -------------------------------------
Title:   President
         -------------------------------------





                   SIGNATURE PAGE TO JOINT VENTURE AGREEMENT,
                         DATED AS OF SEPTEMBER 8, 1998,
               AMONG AERIAL COMMUNICATIONS, INC., AERIAL OPERATING
                      CO., INC. AND SONERA CORPORATION U.S.



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